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                                                                    EXHIBIT 23.3

                         RP FINANCIAL, LC. LETTERHEAD


                                                November 10, 1997


Board of Trustees
Staten Island Bancorp, Inc.
Staten Island Savings Bank
15 Beach Street
Staten Island, New York 10304

Gentlemen:

        We hereby consent to the use of our firm's name in the Application for Conversion of Staten Island Savings Bank, Staten Island, New York and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H(e)1 for Staten Island Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and subsequent updates and our statement concerning subscription rights in such filings including the Prospectus Supplement of Staten Island Bancorp, Inc.



                                        Sincerely,

                                        RP FINANCIAL, LC.

                                        /s/ RONALD S. RIGGINS

                                        Ronald S. Riggins
                                        President